Exhibit 99.2
                                  CERTIFICATION

     The undersigned, James S. Lusk, Chief Financial Officer of MIM Corporation (the "Company"), hereby certifies that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 31, 2003



                                  /s/ James S. Lusk
                                  ------------------------------
                                  James S. Lusk
                                  Executive Vice President and
                                  Chief Financial Officer